UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Directors.

On February 15, 2008, the board of directors of Inovio Biomedical Corporation (the “registrant” or “Inovio”) appointed Stephen Rietiker, M.D., as Inovio’s seventh director. In addition to Dr. Rietiker, Inovio’s board of directors now consists of James L. Heppell, chairman of the board, Dr. Avtar Dhillon, president and CEO, Riaz Bandali, Simon X. Benito, Tazdin Esmail and Robert W. Rieder.

Dr. Rietiker, 51, has management and board experience in both publicly held and privately held healthcare companies. Since 2007, Dr. Rietiker has served as Chairman of AurigaVision AG and since 2004, Dr. Rietiker has served as a senior advisor to Brown Brothers Harriman & Co.’s corporate finance team. From 2004 to 2006, Dr. Rietiker served as Executive Director and CEO for IMI Intelligent Medical Implants AG, and served from 2003 to 2004 as CEO and a director of Pendragon Medical Ltd.  He has held positions with Roche, Boehringer Mannheim, Schering Plough, Covance and Sulzer Medica AG (later Centerpulse AG). Since 2003, he has been actively involved as executive director and investor in various start-ups.  He is also a director of Prospero Minerals Corporation and Contract Farming India AG.

At the time of his appointment, the board of directors did not appoint Dr. Rietiker to any of the board’s committees, and at this time the board does not anticipate appointing Dr. Rietiker to any of its committees prior to the election of the registrant’s directors at its annual general meeting of stockholders in 2008.

Mr. Rietiker has not been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K, however in December 2007, Inovio entered into a consulting agreement with AurigaVision AG for the services of Dr. Rietiker in support of the registrant’s executive management, including, but not limited to assistance with general corporate matters, communications with financial entities and investors, clinical development, and other regulatory affairs, as requested by Inovio’s management.  As of February 15, 2008, Dr. Rietiker was entitled to compensation totaling $54,375 pursuant to this consulting agreement.  In conjunction with his appointment to Inovio’s board of directors, Dr. Rietiker and Inovio agreed to payment of the fees earned to date and to terminate the consulting agreement effective immediately.

In conjunction with his appointment, Dr. Rietiker was granted options exercisable for 30,000 shares of the registrant’s common stock, vesting quarterly over three years and exercisable at the closing price of the registrant’s common stock as listed on the American Stock Exchange as of February 15, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release dated February 20, 2008 announcing appointment of Dr. Stephen Rietiker to registrant’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer